                                                                    EXHIBIT 2



DATED                               10 AUGUST                            1996
- -----------------------------------------------------------------------------




 (1)                           ALPHA MICROSYSTEMS


                                      AND


 (2)                       SANDERSON ELECTRONICS PLC





                   ------------------------------------------

                               A G R E E M E N T

                        FOR THE SALE AND PURCHASE OF THE
                         ENTIRE ISSUED SHARE CAPITAL OF
                   ALPHA MICROSYSTEMS (GREAT BRITAIN) LIMITED
                            (COMPANY NUMBER 1623460)

                   ------------------------------------------

CONTENTS
- --------
 1.  INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  1

 2.  SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

 3.  CONSIDERATION SHARES  . . . . . . . . . . . . . . . . . . . . . . .  7

 4.  WARRANTIES AND LIABILITY LIMITATIONS  . . . . . . . . . . . . . . .  7

 5.  COMPLETION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

 6.  RESTRICTIVE COVENANTS/CONFIDENTIAL INFORMATION  . . . . . . . . . .  8

 7.  NAME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

 8.  ALPHACONNECT  . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

 9.  LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

10.  ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

11.  AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . 10

12.  RIGHTS CUMULATIVE . . . . . . . . . . . . . . . . . . . . . . . . . 11

13.  TIME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

14.  VENDOR REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . 11

15.  PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

16.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

17.  COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

18.  ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . 12

19.  WAIVER OF RIGHTS BASED ON MISREPRESENTATIONS  . . . . . . . . . . . 13

20.  SURVIVORSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

21.  LAW AND JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . 13

SCHEDULE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

  Part 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

  Part 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  TRADING SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . 16

  Part 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  DORMANT SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . 17

SCHEDULE 2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  THE WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . .  18

PART I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  FINANCIAL/TAX WARRANTIES  . . . . . . . . . . . . . . . . . . . . .  18

PART II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  GENERAL WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . .  22

SCHEDULE 3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  COMPLETION REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . .  27

SCHEDULE 4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  THE PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SCHEDULE 5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  VENDOR PROTECTION . . . . . . . . . . . . . . . . . . . . . . . . .  30

THIS AGREEMENT is made on                                   10 August 1996
BETWEEN:

(1) ALPHA MICROSYSTEMS (a company registered in California) whose principal place of business is at 2722 South Fairview, Santa Ana, CA 92704, USA (the "Vendor"); and

(2) SANDERSON ELECTRONICS PLC (registered in England and Wales under Company No 2131240) whose registered office is at Parkway House, Parkway Avenue, Sheffield, S9 4WA (the "Purchaser").

1.       INTERPRETATION

         1.1     In this agreement, unless the context requires otherwise:

                 "Audited Accounts"        means the audited financial
                                           statements of the Company or a
                                           Subsidiary (as appropriate) for the
                                           financial year ended on the Accounts
                                           Date comprising its individual
                                           accounts and cash flow statement and
                                           the directors' and auditors' reports;

                 "Accounts Date"           means 25 February 1996;

                 "AMB Note"                means a loan note issued by Alpha
                                           Microsystems Belgium S.A. in favour
                                           of the Company, the book value of
                                           which is (Pound)185,873.61 together
                                           with all interest and other amounts
                                           due under or in respect thereof;

                 "AMOS Agreement"          has the meaning ascribed to it
                                           in clause 7;

                 "Claim" any claim for breach of or non-compliance with any of the Sale Documents (including any Warranty Claim or any Indemnity Claim);

                 "Company"                 means Alpha Microsystems (Great
                                           Britain) Limited a company registered
                                           in England and Wales under number
                                           1623460 details of which are set out
                                           in Part 1 of Schedule 1;

                 "Companies Act"           means the Companies Act 1985
                                           (as amended);

                 "Completion"              means completion of the sale
                                           and purchase of the Sale Shares in
                                           accordance with clause 5;

                 "Completion Date"         means the date for Completion
                                           in accordance with clause 5;

                 "Condition"               means the condition precedent to
                                           this agreement set out in clause 2.4;

                 "Consideration Shares"    means 907,792 ordinary shares of
                                           five pence each in the Purchaser, to
                                           be issued credited as fully paid up;

                 "Disclosure Letter"       means the letter (with the
                                           attachments specified in it)
                                           identified as such, written by the
                                           Vendor to the Purchaser in agreed
                                           terms and delivered before exchange
                                           of this agreement;

                 "Dormant Subsidiaries"    means the companies detailed in Part
                                           3 of Schedule 1;

                 "Encumbrance"             means any interest or equity of
                                           any person (including, without
                                           limitation, any right to acquire,
                                           option or right of pre-emption), any
                                           mortgage, charge, pledge, lien,
                                           assignment, hypothecation, security
                                           interest, title retention or any
                                           other security agreement or
                                           arrangement affecting property of any
                                           kind (or rights in it);

                 "Group"                   means the Company and any or all of
                                           the Subsidiaries;

                 "Indemnity Claim"         means any claim under the Tax
                                           Covenant;

                 "Intellectual Property"   means patents, trade marks, service
                                           marks, registered designs, utility
                                           models, applications for and rights
                                           to apply for any of the foregoing,
                                           unregistered design rights, trade
                                           marks and service marks, trade or
                                           business names and copyright, any
                                           rights in any invention, discovery or
                                           process, confidential information or
                                           knowhow, and any similar rights in
                                           any country;

                 "Inter-Company Debt"      means the amount of (Pound)388,376
                                           due from the Company to the Vendor
                                           under the terms of a promissory note;

                 "London Stock Exchange"   means the London Stock Exchange
                                           Limited;

                 "Management Accounts"     means the management accounts
                                           for the Company and the Trading
                                           Subsidiaries comprising profit and
                                           loss accounts for the period from the
                                           Accounts Date to 21 July 1996 and
                                           balance sheets as at that date as
                                           annexed to the Disclosure Letter;

                 "Name"                    means "Alpha Micro" or "Alpha
                                           Microsystems";

                 "Property"                means the leasehold properties
                                           detailed in Schedule 4;

                 "Purchaser Group"         means the Purchaser and any of
                                           its subsidiaries from time to time;

                 "Sale Documents"          means this agreement and the
                                           Tax Covenant and the Disclosure
                                           Letter;

                 "Sale Shares"             means the 1,723,548 ordinary shares
                                           of (Pound)1 each in the capital of
                                           the Company to be bought and sold
                                           pursuant to clause 2 (particulars of
                                           which are set out in Part 1 of
                                           Schedule 1);

                 "Pension Schemes"         means the Alpha Microsystems (GB)
                                           Limited Executive Pension Plan
                 or                        established by declaration of trust
                 "Schemes"                 dated 1 October 1993 and the Alpha
                                           Microsystems (GB) Limited
                                           Contracted-out Pension Plan
                                           established by declaration of trust
                                           dated 6 April 1988 and including the
                                           life assurance cover provided to
                                           those employees eligible to join
                                           either scheme;


                 "Subsidiaries"            means the Trading Subsidiaries
                                           and the Dormant Subsidiaries;

                 "TCGA"                    means the Taxation of Chargeable
                                           Gains Act 1992;

                 "Tax" means within the United Kingdom, corporation tax, advance corporation tax, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), capital gains tax, capital transfer tax, inheritance tax, VAT, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, duties of customs and excise, any amount recoverable under Section 601 of the Taxes Act and any other taxes, levies, duties, charges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them, together with all penalties, charges and interest relating to any of them regardless of whether any such taxes, levies, duties, imposts, charges, withholding, penalties, and interest are chargeable directly or primarily against or attributable directly or primarily to the Company, or any other person and of whether any amount in respect of any of them is recoverable from any other person;

                 "Tax Authority"           means any taxing or other authority
                                           competent to impose any Tax
                                           liability;

                 "Tax Claim"               means any claim under the Tax
                                           Covenant or the Warranties relating
                                           to Tax;

                 "Tax Covenant"            means the tax covenant in agreed
                                           terms;

                 "Taxes Act"               means the Income and Corporation
                                           Taxes Act 1988;

                 "Trading Subsidiaries"    means the companies detailed in
                                           Part 2 of Schedule 1;

                 "VAT"                     means value added tax together
                                           with all fines, penalties, costs,
                                           charges and expenses relating to any
                                           liability to value added tax;

                 "VATA"                    means the Value Added Tax Act 1994;

                 "Vendor Group"            means the Vendor and any of its
                                           subsidiaries from time to time;

                 "Vendor's Solicitors"     means Dibb Lupton Broomhead of
                                           Fountain Precinct, Balm Green,
                                           Sheffield S1 1RZ (ref: JMW);

                 "Warranties"              means the warranties, undertakings
                                           and representations set out in
                                           Schedule 2; and

                 "Warranty Claim"          means any claim from breach of
                                           the Warranties.

         1.2     In this agreement, where the context admits:

                 1.2.1    words and phrases which are defined or referred to in
                          section 262A or Part XXVI of the Companies Act have the same meanings as in the Companies Act (unless otherwise expressly defined in this agreement or the other Sale Documents (as the case may be));

                 1.2.2 sections 5, 6, 8 and 9 of and Schedule 1 to the Interpretation Act 1978 apply in the same way as they do to Acts;

                 1.2.3 any reference to a statutory provision includes reference to:

                          1.2.3.1 any order, regulation, statutory instrument
                                  or other subsidiary legislation at any time made under it and in force at the date hereof;

                          1.2.3.2 any modification, amendment, consolidation,
                                  re-enactment or replacement of it or
                                  provision of which it is a modification, amendment, consolidation, re-enactment or replacement in force at the date hereof;

                 1.2.4 reference to a clause, sub-clause, schedule or paragraph is to a clause, sub-clause, schedule or a paragraph of a schedule of or to this agreement respectively;

                 1.2.5 reference to the parties to this agreement includes their permitted assigns and personal representatives;

                 1.2.6 section 839 of the Taxes Act applies as it applies in that Act, to determine whether one person is connected with another;

                 1.2.7 reference to any document being "in agreed terms" is to that document in the form agreed and, for identification purposes, signed by or on behalf of the parties;

                 1.2.8 reference to persons includes corporations and unincorporated associations and partnerships and vice versa, and reference to any party to this agreement comprising more than one person includes each person constituting that party;

                 1.2.9 reference to any professional firm or company includes any firm or company effectively succeeding to the whole, or substantially the whole, of its practice or business; and

                 1.2.10 headings and any descriptive notes are for ease of reference only and shall not affect the construction or interpretation of this agreement and the other Sale Documents.

         1.3     This agreement incorporates the schedules to it.

         1.4 Reference to the "Company" shall in relation to the Warranties (unless the context otherwise requires) be deemed to include each, all and any Trading Subsidiary and this agreement shall be construed as applying to each, all and any Trading Subsidiary as if each, all and any of them were the "Company" referred to in the Warranties.

2.       SALE AND CONDITIONS
         -------------------

         2.1 Subject to the terms of this agreement and on the basis of the Warranties, the Vendor shall sell or procure the sale of free from Encumbrances and the Purchaser shall purchase the Sale Shares together with all rights now or after the date of this agreement attaching to them (including all unpaid dividends and other distributions declared or made as at the date of this agreement).

         2.2 Subject to the terms of this agreement, the Vendor covenants that, in relation to the Sale Shares.

                 2.2.1    the Vendor has good right to sell and transfer them;

                 2.2.2 the Purchaser will have quiet possession and enjoyment of them;

                 2.2.3    they are free from Encumbrance; and

                 2.2.4 the Vendor will take any steps reasonably requested by the Purchaser to perfect the Purchaser's title to them.

         2.3 The Vendor waives and agrees to procure the waiver of any pre-emption rights which it or any third party may have relating to the Sale Shares, whether conferred by the Company's articles of association or otherwise.

         2.4     2.4.1    This agreement (other than in respect of the parties'
                          obligations under this clause 2.4) is conditional upon the admission by the London Stock Exchange of the Consideration Shares to listing and such listing becoming fully effective.

                          If the Condition is not satisfied on or before 23 August 1996 or any other date agreed in writing by the parties, this agreement shall cease to have effect and neither party shall have any claim under it except in respect of any breach of this clause 2.4.

                 2.4.2 The Purchaser shall use its best endeavours to procure that this agreement becomes unconditional.

         2.5 The Vendor agrees with the Purchaser that, during the period between exchange of this agreement and Completion, it will procure that no member of the Group shall:

                 2.5.1 depart from the ordinary course of the conduct of its business as conducted in the financial year ending on the Accounts Date;

                 2.5.2 declare, make or pay any dividend or other distribution or make any other payment to the Vendor (other than for goods and services in the ordinary course as set out in the Disclosure Letter);

                 2.5.3 create, issue, redeem or grant any option in respect of any part of its loan or share capital or agree to do so; or

                 2.5.4 (other than in the ordinary course of business) amend, alter, terminate or propose any amendment, alteration or the termination of any material contract or agreement (including any service contract) to which any member of the Group is a party.

3.       CONSIDERATION SHARES
         --------------------

         3.1 The consideration for the Sale Shares is the issue and allotment of the Consideration Shares, credited as fully paid up.

         3.2 The Consideration Shares shall be allotted to rank pari passu with the ordinary shares in the capital of the Purchaser in issue at the date of allotment (including the right to receive all dividends and other distributions declared, made or paid after the date of allotment).

4.       WARRANTIES  AND  LIABILITY  LIMITATIONS
         ---------------------------------------

         4.1 The Vendor warrants to the Purchaser that each of the Warranties is true and accurate in all material respects.

         4.2 The Vendor agrees with the Purchaser to waive any right it may have in respect of any inaccuracy or omission in or from any information or advice supplied or given by the Company and any officers or employees of the Company in connection with the Sale Documents, and agrees that any such advice or information does not constitute a representation and that no warranty or guarantee has been given in respect of its accuracy.

         4.3 The rights and remedies of the Purchaser or any amount recoverable shall not be affected by Completion.

         4.4 Each of the Warranties is separate and independent and (except as otherwise expressly provided) is not limited or restricted by reference to or inference from the terms of any other provision of this agreement.

         4.5 Where any of the Warranties is qualified by an expression such as "so far as the Vendor is aware" or "to the best of the knowledge information and belief of the Vendor" or any similar expression, it shall be deemed to include an additional statement that it has been made after enquiry of Peter White and Susan Deignan (but not further or otherwise).

         4.6 The provisions of Schedule 5 shall apply to limit and regulate the rights of the parties under the Sale Documents.

5.       COMPLETION
         ----------

         Completion shall take place at the offices of the Vendor's Solicitors within three days of satisfaction of the Condition when each party shall do what is specified in Schedule 3.

6.       RESTRICTIVE COVENANTS/CONFIDENTIAL INFORMATION
         ------------------------------------------------

         6.1 The Vendor agrees (on behalf of itself and each member of the Vendor Group) with the Purchaser that the Vendor Group shall not for a period of three years from Completion carry on or be directly or indirectly concerned or interested in any business in the United Kingdom or Eire (the "Territory") which competes with the businesses of the Group as carried on at Completion insofar as such businesses relate to products utilising or incorporating the AMOS proprietary operating system PROVIDED ALWAYS THAT this covenant shall cease to apply if the Group ceases to actively market the products in the Territory.

         6.2 The Vendor undertakes to the Purchaser that it will not (except as required by law) divulge or communicate to any person (other than to any officer or employee of the Group who needs that knowledge in the discharge of his duties) any confidential information concerning the business, customers, accounts, financial or contractual arrangements, transactions or affairs of the Group which may be within or come to its knowledge to the extent and so long as that information is confidential and not in the public domain.

7.       NAME
         ----

         7.1 The Vendor agrees that the Company may continue to use the Name as part of its corporate name and in connection with the Company's hardware distribution and service business only for a period of up to three years after Completion subject to the Vendor being able to terminate such right on three months' notice (a) following the lawful termination by the Vendor of the agreement dated 10 August 1996 and made between (1) the Vendor and (2) the Company (pursuant to which the Vendor appoints the Company as a distributor of its AMOS products) (the "AMOS Agreement") (unless the AMOS Agreement is renewed or replaced) or (b) if the Company commences to sell products which are competitive with those being marketed by the Vendor and provided that the Company may continue to use the Name after the expiry of the period of three years subject to the Vendor being able to terminate such right on three months' notice at any time PROVIDED ALWAYS THAT the Purchaser acknowledges that the right to use the Name is intended to be restricted to the Territory (as defined in clause 6.1) and the Purchaser agrees that the Company shall not use the Name as a trading or business name outside the Territory (save to the extent reasonably necessary as an incidental part of carrying on business in the Territory).

         7.2 Upon the termination of the right to use the Name in accordance with clause 7.1, the Purchaser shall procure that:

                 7.2.1 the Company and any relevant subsidiary changes its corporate name so that it no longer includes the Name or any part or any similar words visually or phonetically;

                 7.2.2 the Vendor is provided promptly following such name change with a copy of the relevant change of name certificate(s);

                 7.2.3 no company in the Purchaser Group shall adopt a name or use a business name containing the Name or any part or any similar words visually or phonetically.

         7.2(A) The Vendor agrees that its sole remedy for any breach of clauses 7.1 and 7.2 shall be the right to require the Company to cease using the Name and to change its corporate name in accordance with clause 7.2 within 90 days of the breach.

         7.3 The Vendor agrees to grant licences to the Company in respect of the following trade mark to enable the Company to use them in connection with its business and to give effect to clause 7.1:

                          Mark                     No.
                          ----                     ---
                          [S]                      [C]
                          ALPHA MICRO              1,156,737
                          ALPHA COBOL              1,241,903
                          ALPHALAN                 1,383,459 #


                 # Note: currently registered in the name of the Company but to be transferred to the Vendor before Completion.

8.       ALPHACONNECT
         ------------

         The parties agree to negotiate in good faith with a view to a member of the Purchaser's Group being appointed as a European distributor of the Vendor's software product "AlphaConnect".

9.       LIABILITIES
         -----------

         The Vendor undertakes to procure that the Group is unconditionally and absolutely released from all and any liability it may have under any guarantee, suretyship, indemnity or other obligation or arrangement for or in respect of the liabilities of the Vendor or any person now or formerly connected with the Vendor and pending such release the Vendor shall keep the Group and the Purchaser fully and effectually indemnified against all and any liability suffered or incurred by the Group or the Purchaser in respect thereof.

10.      ASSIGNMENT
         ----------

         This agreement is binding upon and shall enure for the benefit of the successors of the parties but shall not be assignable.

11.      AMENDMENT AND WAIVER
         --------------------

         11.1 No variation of this agreement shall be effective unless made in writing and signed by all the parties.

         11.2 No waiver of any term provision or condition of this agreement shall be effective except to the extent made in writing and signed by the waiving party.

         11.3 No omission or delay on the part of any party in exercising any right power or privilege under this agreement shall operate as a waiver by it of any right to exercise it in future or of any other of its rights under this agreement.

         11.4 Completion of this agreement does not constitute a waiver by the Purchaser of any breach of any provision of this agreement known to the Purchaser at that time.

12.      RIGHTS CUMULATIVE
         -----------------

         All rights conferred upon the Purchaser under this agreement are additional and without prejudice to any other rights and remedies available to it.

13.      TIME
         ----

         Time shall be of the essence of this agreement.

14.      VENDOR REQUIREMENTS
         -------------------

         The Purchaser shall procure that during the period of two years after Completion the Group shall provide to the Vendor (at the Vendor's cost) such information as the Vendor may reasonably request for the purpose of enabling the Vendor to prepare its financial and fiscal statements, reports and returns in respect of periods during which the Group was owned by the Vendor.

15.      PUBLICITY
         ---------

         No announcement or disclosure in respect of the making or terms of this agreement shall be made or disclosed by either Party without the prior written consent of the other (except to the extent required by the law of any jurisdiction or by the rules of the London Stock Exchange, the Nasdaq National Market or any other regulated investment exchange).

16.      NOTICES
         -------

         16.1 Any notice or other document to be served under this agreement must be in writing and may be delivered or sent by pre-paid first class air mail letter post or facsimile transmission to the party to be served at that party's address above or at such other address or number as that party may from time to time notify in writing to the other party to this agreement. Any notice or other document to be served on the Vendor shall be copied to the Vendor's Solicitors (for the attention of Julia Wood, Andrew Darwin and Andrew Price).

         16.2    Any notice or document shall be deemed served:

                 16.2.1 if delivered, at the time of delivery provided that, if delivery takes place after 5.00pm or on a Saturday, Sunday or a day which is a public holiday in the jurisdiction of the party to be served, delivery shall be deemed to have taken place on the next business day;

                 16.2.2   if posted on the fifth day after posting; and

                 16.2.3 if sent by facsimile transmission, at the time of transmission if before 5.00pm on Monday to Friday (other than public holidays) or otherwise on the next succeeding banking business day.

         16.3 In proving service (without prejudice to any other means) it shall only be necessary to prove:

                 16.3.1 by post, that the notice or document was contained in an envelope properly stamped and posted as provided in this clause 16;

                 16.3.2 by facsimile transmission, that the notice or document was duly received by production of a copy facsimile bearing the addressee's answerback code or automatic record of correct transmission.

17.      COSTS
         -----

         Each party shall pay its own costs in relation to the negotiation, preparation, execution and implementation of this agreement.

18.      ENTIRE AGREEMENT
         ----------------

         18.1 The Sale Documents constitute the entire agreement between the parties in connection with their subject matter.

         18.2 No party has relied upon any representation or warranty except as expressly set out in the Sale Documents.

19.      WAIVER OF RIGHTS BASED ON MISREPRESENTATIONS
         ----------------------------------------------

         19.1 Each party unconditionally waives any rights it may have to claim damages against the other on the basis of any statement made by the other (whether made carelessly or not) not set out or referred to in this agreement (or for breach of any warranty given by the other not so set out or referred to) unless such statement or warranty was made or given fraudulently.

         19.2 Each party unconditionally waives any rights it may have to seek to rescind this agreement on the basis of any statement made by the other (whether made carelessly or not) whether or not such statement is set out or referred to in this agreement unless such statement was made fraudulently.

         19.3 The Sale Documents supersede any prior agreements, understandings and arrangements between the parties and any representations (oral or written) relating to the subject matter of the Sale Documents.

20.      SURVIVORSHIP
         ------------

         This agreement shall, as to any of its provisions remaining to be performed in whole or in part or capable of having effect following Completion (or any transfer of the Sale Shares), remain in full force and effect despite Completion (or any transfer of the Sale Shares).

21.      LAW AND JURISDICTION
         --------------------

         21.1 This agreement shall be governed by and construed in all respects in accordance with English law.

         21.2 The parties to this agreement irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this agreement and that, accordingly, any proceedings, suit or action arising out of this agreement shall be brought in such courts.

         21.3 The Vendor irrevocably appoints the Vendor's Solicitors as its agent to accept service of any process to be served on them in relation to this agreement or anything arising out of it.

         21.4 The rights set out in this clause 21 are in addition to any other manner of service permitted by law.

IN WITNESS of which this agreement has been duly executed by the parties.

                                   SCHEDULE 1
                                   ----------

                                     PART 1
                                     ------

                                  THE COMPANY
                                  -----------

Registered number:              1623460

Date of incorporation:          13 March 1982

Registered office:              Enterprise House, 1B Roxborough Way, Foundation
                                Park, Cannon Lane, Maidenhead, Berkshire SL6 3UD

Share capital:

         Authorised: (Pound)1,800,000 divided into:



                 Class                Denomination                Number
                 -----                ------------                ------
                 Ordinary             (Pound)1                  1,800,000


         Issued: (Pound)1,723,548 divided into:


                 Class                Denomination                Number
                 -----                ------------                ------
                 Ordinary             (Pound)1                  1,723,548


Registered holders of shares:     The Vendor           1,723,547
                                  D J Tullio                   1

Director:                         D J Tullio

Secretary:                        S E Deignan

Accounting reference date:        28 February

Auditors:                         Ernst & Young

Charges and debentures:           Lloyds Bank plc
                                  Debenture

                                     PART 2
                                     ------

                              TRADING SUBSIDIARIES
                              --------------------

A.       Sabre Business Systems (NI) Limited
         -----------------------------------

         Registered in Northern Ireland no: NI 20027

         Registered office: Ratheane House, 32 Hillsborough Road, Lisburn, Co
                            Antrim BT28 1AQ

         Authorised share capital: 50,000 ordinary shares of (Pound)1 each

         Issued share capital: (Pound)16,000

         Shareholders:         the Company

         Directors:            W C Millar, M Beatty

         Secretary:            M Beatty

B:       Sabre Business Systems Limited:
         -------------------------------

         Registered in Ireland no: 107570

         Registered office: 28 Corrig Road, Sandyford Industrial Estate,
                            Dublin 18

         Authorised share capital: IR(Pound)50,000 divided into 50,000 ordinary shares of IR(Pound)1 each

         Issued share capital: IR(Pound)17,143

         Shareholders: the Company

         Directors: S Deignan, D J Tullio

         Secretary: Elaine Museux

C:       Sabre Software Developments Limited:
         ------------------------------------

         Registered in Eire no: 123325

         Registered office: 28 Corrig Road, Sandyford Industrial Estate,
                            Dublin 18

         Authorised share capital: IR(Pound)50,000 divided into 50,000 ordinary shares of IR(Pound)1 each

         Issued share capital: 20,000 ordinary shares of IR(Pound)1 each

         Shareholders: the Company - 2,500
                    Sabre Business Systems Limited - 17,500

         Directors: S Deignan, D J Tullio
         Secretary: Elaine Museux

                                     PART 3
                                     ------

                              DORMANT SUBSIDIARIES
                              --------------------

Alpha Micro Systems Video Technology Limited
Registered number: 1434407

Sabre Business Systems (UK) Limited
Registered number: 1925295

Alpha Micro Limited
Registered in Eire number: 103456

                                   SCHEDULE 2
                                   ----------

                                 THE WARRANTIES
                                 --------------

                                     PART I
                                     ------

                            FINANCIAL/TAX WARRANTIES
                            ------------------------


1.       BOOKS AND RECORDS
         -----------------

         So far as the Vendor is aware, the Company has kept all accounts, books, ledgers, financial and other records required by law to be kept by it and these:

         1.1 have been properly maintained and are up to date in all material aspects;

         1.2     are in the possession of the Company;

         1.3 contain a proper record of all matters required by law to be entered in them; and

         1.4 do not contain or reflect any material inaccuracies or discrepancies;

         and no notice or allegation that any of them is incorrect or should be rectified has been received.

2.       AUDITED ACCOUNTS
         ----------------

         The Audited Accounts:

         2.1 show a true and fair view of the assets and liabilities of the Company at the Accounts Date and of its profits or losses for the period ended on that date; and

         2.2 have been prepared using accounting methods, bases and policies consistent with those adopted or applied in the Company's audited balance sheet and profit and loss account for the preceding financial year, consistently applied.

3.       ASSETS AND CHARGES
         ------------------

         3.1 The Company is the owner of and has good and marketable title to all assets included in the Audited Accounts and all assets which have been acquired by the Company since the Accounts Date (except for current assets disposed of by the Company in the ordinary course of its business).

         3.2 No asset of the Company nor any of its undertaking, goodwill or uncalled capital is subject to any Encumbrance or any agreement or commitment to give or create any Encumbrance.

         3.3 No asset is shared by the Company with any other person and the Company does not depend for its business upon, or use, any assets, facilities or services owned or supplied by the Vendor.

4.       DEBTS DUE TO THE COMPANY
         ------------------------

         4.1 So far as the Vendor is aware, save to the extent that the Company has made provision for bad or doubtful debts, each of the debts owed to the Company is good and collectable in the ordinary course of business.

         4.2 The Company has not factored or discounted any of its debts or agreed to do so.

5.       THE COMPANY'S BUSINESS SINCE THE ACCOUNTS DATE
         ----------------------------------------------

         Since the Accounts Date:

         5.1 the Company has carried on business in the ordinary and usual course;

         5.2 the Company has not borrowed or raised any money or taken any financial facility;

         5.3 the Company has paid its debts in accordance with its normal practice;

         5.4 the Company has not entered into, or agreed to enter into, any capital commitments in excess of L10,000 in aggregate;

         5.5 no share or loan capital has been issued or agreed to be issued by the Company and no option has been granted for any such issue;

         5.6 no distribution of capital or income has been declared, made or paid in respect of any share capital of the Company;

         5.7 the business of the Company has not been materially adversely affected by the loss of any important customer;

         5.8 no Encumbrance has been created over any part of the assets of the Company;

         5.9 there has been no resolution of or consent by the members of the Company or any class of them; and

         5.10 the Company has not acquired or disposed of or agreed to acquire or dispose of:

                 5.10.1   any business;

                 5.10.2 any asset (except current assets bought or sold in the ordinary course of business).

6.       MANAGEMENT ACCOUNTS
         -------------------

         The Management Accounts have been prepared with reasonable care and using the accounting methods, bases and policies used in the preparation of the Audited Accounts, consistently applied.

7.       TAX PROVISIONS
         --------------

         Proper provision or reserve has been made in the Audited Accounts for all Tax liable to be assessed on the Company whether as principal, agent or trustee or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Accounts Date or in respect of any event on or before the Accounts Date including distributions made down to such date or provided for in the Audited Accounts and proper provision has been made in the Audited Accounts for deferred Tax in accordance with SSAP 15.

8.       ADMINISTRATION AND RETURNS
         --------------------------

         The Company has, within the requisite time limits, duly made all returns to the Inland Revenue and any other relevant United Kingdom or other Tax Authorities all such returns were and remain complete and accurate in all material respects and were made on the proper bases and are not the subject of any dispute with the relevant authorities and the Tax computations in respect of all periods up to and including February 1995 have been agreed with all relevant authorities.

9.       PAYMENT OF TAX
         --------------

         The Company has duly paid all Tax which it has become liable to pay and is under no liability to pay any fine, penalty, surcharge or interest in connection with any claim for Tax.

10.      PAYE AND NATIONAL INSURANCE
         ---------------------------

         The Company has properly operated the Pay As You Earn and National Insurance systems deducting Tax as required by law from all payments made, or treated as made, to employees and former employees of the Company and has accounted to the Inland Revenue, DSS or Contributions Agency (as the case may be) for all Tax so deducted and all Tax chargeable on benefits provided for employees of the Company.

11.      VAT
         ---

         11.1 The Company is a registered and taxable person for the purposes of VAT and no such registration is subject to any condition imposed by or agreed with HM Customs and Excise.

         11.2 The Company has complied in all material respects with all statutory provisions, rules, regulations, orders and directions and made all necessary returns in relation to VAT and, within the prescribed time limits, has provided all necessary information and documents to HM Customs and Excise and paid all amounts due to the proper person.

         11.3 The Company has at all times kept materially complete, correct and up-to-date records, invoices and other documents required for the purposes of VAT.

         11.4 The Company is not liable to any interest, penalty or surcharge in respect of VAT.

         11.5 The Company is not and has not at any time been a member of a group of companies for VAT purposes.

12.      CLOSE COMPANY
         -------------

         The Company is a close company within the meaning of section 414 of the Taxes Act.

13.      RESIDENCE
         ---------

         The Company is and always has been resident in the United Kingdom for the purposes of the Taxes Act.

14.      GROUP MATTERS
         -------------

         14.1 The Disclosure Letter contains particulars of all elections made by the Company under Section 247 of the Taxes Act and such election was in force prior to Completion.

         14.2 The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief (as defined by Section 402 of the Taxes Act) to which the Company is or has (within the period of six years) been a party and all claims by the Company for group relief were, when made valid and have been or will be allowed in full by way of relief from corporation tax;

         14.3 The Company has not acquired any asset from any other Company then belonging to the same group of companies as the Company within the meaning of section 170 of the TCGA.

                                    PART II
                                    -------

                               GENERAL WARRANTIES
                               ------------------

1.       INTER-COMPANY DEBT
         ------------------

         Upon and subject to completion of the transactions specified in
         Schedule 3, there will be no amounts due to the Vendor or any person now or formerly connected with the Vendor other than in the ordinary and proper course of trading.

2.       LIABILITIES OWING TO OR BY THE VENDOR
         -------------------------------------

         (Save for the Inter-Company Debt and for liabilities arising from trading in the ordinary course of business) there is no outstanding debt or other liability (actual or contingent) owing by the Company to the Vendor or any person now or formerly connected with it, nor is there any debt owing to the Company by the Vendor or any such person.

3.       CONSEQUENCE OF SHARE ACQUISITION BY THE PURCHASER
         -------------------------------------------------

         So far as the Vendor is aware, the acquisition of the Sale Shares by the Purchaser:

         3.1 will not cause the Company to lose the benefit of any right it presently enjoys; and

         3.2 will not relieve any person of any contractual obligation to the Company or enable any person to determine any obligation by or to the Company or any right enjoyed by the Company or to exercise any right under any agreement with or otherwise in respect of, the Company.

4.       OPTIONS ETC
         -----------

         No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale or transfer of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

5.       REGISTERED AND OTHER PARTICULARS
         --------------------------------

         The particulars of the Company and the Subsidiaries in Schedule 1 are complete and accurate.

6.       SHARE CAPITAL
         -------------

         The Sale Shares represent the entire issued share capital of the Company and there are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Company.

7.       MEMORANDUM AND ARTICLES OF ASSOCIATION
         --------------------------------------

         7.1 The copy of the memorandum and articles of association of each member of the Group attached to the Disclosure Letter is true and complete and includes or has attached to it a copy of every such resolution or agreement as is referred to in section 380 Companies Act 1985.

         7.2 Each member of the Group has at all times carried on its business and affairs in all material respects in accordance with its Memorandum and Articles of Association.

8.       COMPLIANCE WITH LAWS
         --------------------

         So far as the Vendor is aware, the Company has conducted its business in all material respects in accordance with all laws statutes regulations or directives of the European Union applicable in the United Kingdom (including those made or issued pursuant to the Treaties of Rome, Paris and Maastricht) and any relevant foreign country.

9.       LICENCES ETC
         ------------

         So far as the Vendor is aware, all necessary licences, consents, permits and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business effectively in the places and in the manner in which that business is now carried on, and so far as the Vendor is aware, they are all valid and subsisting and there is no reason why any of them should be suspended, cancelled or revoked.

10.      LITIGATION AND CONTRACTUAL PERFORMANCE
         --------------------------------------

         No criminal prosecution or arbitration or litigation proceedings or dispute resolution procedures are pending or threatened by or against the Company (or, so far as the Vendor is aware, any of its officers or employees in relation to their duties with the Company or for which it may be vicariously liable) and so far as the Vendor is aware there are no facts likely to give rise to any such prosecution litigation, arbitration or dispute.

11.      FINANCE OBLIGATIONS
         -------------------

         The Company does not have outstanding:

         11.1 any loan, loan capital or other liability in the nature of borrowings (including but not limited to acceptance credits, unmatured bills or other commercial paper) which will or may result in the Company being liable to make any payment or incur any other liability;

         11.2 any guarantee, indemnity, suretyship or other arrangement under which the Company is or may become liable for any obligation of any other person (other than another member of the Group);

         11.3    any factoring or similar agreement;

         11.4 any indebtedness except trade creditors in the ordinary course of business;

         11.5    any bond.

12.      REPAYMENT REQUIREMENTS
         ----------------------

         The Company has received no notice to repay any monies or liabilities which are repayable on demand and so far as the Vendor is aware no default or event has occurred entitling any person (with or without giving any formal notice and whether immediately or after expiry of any notice) to demand or accelerate repayment, appoint a receiver or take other action to protect security granted to it by the Company.

13.      INSOLVENCY
         ----------

         13.1 No receiver or administrative receiver has been appointed in respect of the Company or any of the assets or undertaking of the Company.

         13.2 No administration order has been made and no petition has been presented for such an order in respect of the Company.

         13.3 No meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented that remains undischarged and no order has been made for the winding-up of the Company.

         13.4 No unsatisfied judgment, order or award is outstanding against the Company.

         13.5 No written demand under section 123(1)(a) of the Insolvency Act 1986 made against the Company remains outstanding.

         13.6 No distress or execution has been levied on, or other process commenced against, any asset of the Company.

         13.7 No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company.

14.      INSURANCE
         ---------

         14.1 Particulars of all the insurance policies maintained by the Company at the date of this agreement are disclosed in the Disclosure Letter.

         14.2 All premiums due in respect of those insurance policies have been fully paid and the next renewal date for each of such insurances is as specified in the Disclosure Letter.

         14.3 As far as the Vendor is aware all those insurance policies are currently in full force and effect and there are no circumstances which may lead to liability under any such insurances being avoided by the insurers.

         14.4 No claim is outstanding under any of the insurances and, so far as the Vendor is aware no circumstances exist which are likely to give rise to any such claim.

15.      CONTRACTS
         ---------

         15.1 The Company is not party to any material subsisting agreement entered into otherwise than by way of bargain at arms length in the ordinary and proper course of its business.

         15.2 So far as the Vendor is aware, there are no facts, matters or circumstances which are likely to result in any material claim being made under or pursuant to any guarantee, warranty or penalty provision in any contract entered into by the Company.

16.      INTELLECTUAL PROPERTY RIGHTS
         ----------------------------

         16.1 The Company is the sole beneficial owner of or has a valid licence to use the Intellectual Property used by it in its business.

         16.2 Except for copyrights, the Company owns no Intellectual Property other than that detailed in the Disclosure Letter.

         16.3 Except as specified in the agreements disclosed in the Disclosure Letter:

                 16.3.1 no person has been authorised to make any use whatsoever of any Intellectual Property owned by the Company;

                 16.3.2 the Company has not been authorised to make any use of any Intellectual Property owned by any other person.

         16.4 The Intellectual Property Rights in the SWORDS software product are owned by the Group free from Encumbrances.

17.      EMPLOYMENT TERMS
         ----------------

         17.1 Material particulars are contained in the Disclosure Letter of all current contracts of service with or other terms of employment of directors and other employees of the Company and of all current consultancy agreements or contracts for services with the Company.

         17.2 No director or employee of the Company has given notice terminating his contract of employment or is under notice of dismissal.

         17.3 The Company has not entered into, agreed to or undertaken any legally binding obligation to take effect at any time on or after the Accounts Date to alter the rates of remuneration of or to make any bonus or incentive payments or provided any benefits in kind or any payments under a profit sharing scheme to or on behalf of any of its directors or employees at any future date.

18.      PENSION ARRANGEMENTS
         --------------------

         18.1 (Except for the Scheme and for the national insurance scheme) there are no pension schemes to which the Company contributes for or in respect of any of the employees or officers of the Company.

         18.2 The persons listed in the Disclosure Letter are the only employees or officers of the Company who are members of the Scheme.

         18.3 The Disclosure Letter details the current contribution rates payable by the Company to the Scheme in relation to such employees or officers.

         18.4 The Scheme is exempt approved within the meaning of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988.

19.      SUBSIDIARIES AND SUBSIDIARY UNDERTAKINGS
         ----------------------------------------

         19.1 The Company does not have any subsidiary company or subsidiary undertaking (other than the Subsidiaries).

         19.2 Each of the Dormant Subsidiaries is dormant (within the meaning of section 250 of the Companies Act 1985) and has no assets or liabilities (actual or contingent) other than as detailed in its Audited Accounts.

         19.3 Each of the Subsidiaries is a wholly owned subsidiary of the company and there are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Subsidiaries.

20.      PROPERTY
         --------

         20.1 The Company does not have any interest in any freehold or leasehold property, other than the Properties.

         20.2 So far as the Vendor is aware, the Company is not actually or contingently liable as (or as guarantor of) an original contracting party to any lease of freehold property.

21.      DISCLOSURE
         ----------

         So far as the Vendor is aware, the information given in the Disclosure Letter is true and accurate in all material respects, is fairly presented and is not misleading because of any omission or ambiguity or for any other reason.

                                   SCHEDULE 3
                                   ----------

                            COMPLETION REQUIREMENTS
                            -----------------------

1. The Vendor shall deliver or procure to be delivered to the Purchaser (where appropriate as agent for the Group):

         1.1 duly executed transfers in favour of the Purchaser or its nominees of all the Sale Shares together with share certificates for the Sale Shares and all issued shares in the Subsidiaries;

         1.2 the common seal and certificates of incorporation, any certificates of incorporation on change of name and the statutory books of the Company and the Subsidiaries made up to Completion;

         1.3 the Tax Covenant in agreed terms duly executed by each party (other than the Purchaser) in escrow pending Completion;

         1.4 the written resignation in agreed terms of Mr D Tullio as a director of all members of the Group with an effective waiver of any statutory employment claims or rights or binding acknowledgements that there are no such rights or claims;

         1.5 evidence that no charge affecting the Company, the Subsidiaries or any of their assets has crystallized or become enforceable.

2. The Vendor shall procure that resolutions of the sole director of the Company are passed pursuant to which the director shall validly:

         2.1 appoint such persons as the Purchaser may nominate as additional directors of the Company;

         2.2 approve the share transfers and vote in favour of the registration of the Purchaser or its nominees as members (subject only to due stamping where necessary);

         2.3     authorise the issue of share certificates to the new members;

         2.4 (if required by the Purchaser) change the registered office of the Company to the place specified by the Purchaser;

         2.5 amend the mandates and authorities in respect of the Company's bank accounts as the Purchaser may require;

         2.6 (if required by the Purchaser) change the accounting reference date of the Company as specified by the Purchaser; and

         2.7 accept the resignation of the resigning director of the Company.

3. On completion of the matters set out in paragraphs l and 2, the Purchaser shall:

         3.1     deliver to the Vendor a counterpart of the Tax Covenant;

         3.2 procure the allotment and issue to the Vendor of the Consideration Shares and the delivery of a share certificate therefor;

         3.3     procure that the Company shall settle the Inter-Company Debt by:

                 3.3.1    assigning to the Vendor the AMB Note;

                 3.3.2 assigning to the Vendor all of the Company's interest in the Spyder licence; and

                 3.3.3 paying the sum of L200,000 in cash by credit transfer to a bank account designated by the Vendor.

4. The parties agree to procure that the Vendor and the Company shall enter into the AMOS Agreement.

5. The parties agree to procure that the Vendor and the Company shall enter into the agreement in agreed terms relating to the trading and related arrangements concerning Omegon Computer Systema BV and Alpha Microsystems Belgium SA.

                                   SCHEDULE 4
                                   ----------

                                 THE PROPERTIES
                                 --------------

1. All that property comprised in a lease between (1) Severn-Trent Water Authority and (2) the Vendor relating to part of the ground floor of building number 2 Foundation Park, Cannon Lane, Maidenhead, Berkshire, (1B Roxborough Way).

2. Leasehold property at Unit 4 "The Moses Gate Workshops", Manchester Road, Bolton comprised in a lease dated 13 October 1993 between (1) the Borough Council of Bolton and (2) the Vendor.

3. Leasehold property at Unit 5 "The Moses Gate Workshops", Manchester Road, Bolton comprised in a lease dated 13 October 1993 between (1) the Borough Council of Bolton and (2) the Vendor.

4.       Greyfriars, Leicester.

5.       McMillan House, Edgewater Office Park, Edgewater Road, Belfast BT3
         9JQ.

6.       28 Corrig Road, Sandyford Industrial Estate, Dublin 18.

                                   SCHEDULE 5
                                   ----------

                               VENDOR PROTECTION
                               -----------------


1. The provisions of this Schedule apply despite (and prevail over) any other provision of the Sale Documents and are in addition and without prejudice to the Purchaser's general legal obligation to mitigate any loss or damage it may suffer.

2.       The Purchaser:

         2.1 confirms that, in entering into this agreement, it relies on no warranties, representations, covenants, undertakings, indemnities or other information except the Warranties and the Tax Covenant;

         2.2 agrees that (except as expressly set out or referred to in the Disclosure Letter) no information, advice or assurances it or anyone on its behalf may have received from the Vendor, its advisers or anyone else on its behalf in relation to the Company or otherwise in relation to this agreement or its negotiations may be legally relied upon in any manner;

         2.3 waives any rights it may have in respect of any information, advice or assurance it may have received other than that expressly set out in the Warranties and the Tax Covenant; and

         2.4 agrees that rescission shall not be available as a remedy for any breach of this agreement and agrees not to claim that remedy.

3. The Purchaser shall not be entitled to make a Claim if and to the extent that:

         3.1 the facts or information upon which it is based are disclosed in the Disclosure Letter;

         3.2 the facts or information upon which it is based are actually known to the Purchaser at Completion (whether as a result of its investigation of the Company or otherwise).

4. The Purchaser shall not be entitled to make a Claim to the extent that:

         4.1 provision or reserve (including any provision or reserve in respect of deferred Tax) or a note disclosing the matter to which it relates (or the existence or possibility of any resulting liability) has been made in the Audited Accounts;

         4.2 provision or reserve or a note disclosing the matter to which it relates has been made in the Audited Accounts which is insufficient by reason only of any increase in rates of Tax or change in the law or published practice of any Tax Authority after the date of those accounts having retrospective effect;

         4.3 it arises only as a result of the retrospective imposition of Tax by a change in the interpretation of law or as a result of the change or withdrawal of any previously published practice or concession or as a result of a change in the practice or policy of any Tax Authority made after the Accounts Date;

         4.4 it is a claim for which the Company is or may become liable as a result of transactions (including distributions and dealings in capital assets) entered into by the Company in the ordinary course of business after the Accounts Date;

         4.5 it would not have arisen but for the failure or omission by the Company to make any claim, election, surrender or disclaimer, give any notice or consent or do any other thing in relation to Tax, the making, giving or doing of which was assumed in computing the Tax liabilities of the Company for the purposes of the Audited Accounts or the voluntary making of any claim election, surrender or disclaimer or voluntary giving of any notice or consent by the Purchaser or the Company after Completion, the giving, making or doing of which was not assumed in computing those liabilities;

         4.6 it is in respect of a liability to Tax which the Company is entitled not to pay or would be entitled not to pay by the exercise or acceptance of any available election, right of relief, credit, set-off, surrender or deduction (which relates to any period, transaction or event before Completion) and does not become available to the Company only as a result of it being acquired by the Purchaser including for the avoidance of doubt the set-off of tax losses arising in respect of any period before Completion;

         4.7 it is due to any change after Completion in the accounting principles, bases, policies and methods adopted by the Company from those used in the preparation of the Audited Accounts;

         4.8 any tax losses, allowances, credits, set offs or reliefs which may be believed to be available for carry forward by the Company prove not to be so available or not to be useable.

5. The Purchaser shall not be entitled to make a Claim to the extent that the matter to which it relates:

         5.1 has been or is made good or is otherwise compensated for without cost;

         5.2     is recovered by the Group from insurers;

         5.3 arises as a result of the passing or amendment of any legislation (including any subsidiary legislation) after Completion with retrospective effect.

         5.4 would not have arisen but for a voluntary act or transaction, which:

                 5.4.1 could reasonably have been avoided or carried out by the Purchaser (or persons deriving title from the Purchaser) or the Group after Completion;

                 5.4.2 is carried out at the request of or with the approval, concurrence or assistance of the Purchaser;

                 5.4.3 is provided for in, or carried out to comply with, the terms of, or give effect to, this agreement.

6. Unless the Purchaser can show that there has been fraud or deliberate non-disclosure by the Vendor, the Purchaser shall have no right to recover in respect of any Claim unless and until the aggregate liability of the Vendor (but for this paragraph) in respect of all Claims would exceed L50,000, but, if such aggregate liability should exceed that sum, the Vendor shall be liable for only for the amount by which the Claim exceeds that sum.

7. Unless the Purchaser can show that there has been fraud or deliberate non-disclosure by the Vendor, the maximum liability of the Vendor in respect of all Claims shall not exceed (Pound)800,000.

8. Unless the Purchaser can show that there has been fraud or deliberate non-disclosure by the Vendor, the Vendor shall not be liable in respect of any Claim unless particulars of that Claim (with sufficient detail to enable the Vendor to identify the basis of the Claim and the Purchaser's best estimate of the quantum of the Claim and how this has been quantified) are given in writing to the Vendor:

         8.1 in respect of any Claim other than a Tax Claim not later than 30 April 1998 and, in respect of any Tax Claim, not later than the sixth anniversary of the Completion Date;

         8.2 unless the Claim has been notified to the Vendor as soon as is reasonably practicable after the Purchaser has become aware of any matter entitling it to make the Claim.

9. Any Claim shall be unenforceable and be deemed waived unless proceedings in respect of it are issued and served within six months of the date of service of notice of that Claim on the Vendor under paragraph 8 unless the Vendor otherwise agrees.

10. The Vendor shall not be liable to make any payment in respect of any Claim based upon a contingent liability of the Company (without prejudice to the Purchaser's right to establish the Vendor's liability in respect of that Claim) until the liability becomes an actual liability and is paid and the Vendor is given satisfactory evidence of that payment.

11. Any benefit accruing to the Purchaser or the Company (including without limitation any right to reduce any liability to Tax) as a result of the existence of the circumstances giving rise to the Claim shall be quantified and its value deducted from the amount of the Claim.

12. If the Company or the Purchaser is or becomes entitled to be indemnified by or to recover from any other person (including any Tax or other authority) in respect of a matter which would (apart from this paragraph) give rise to a Claim, the Purchaser shall procure that:

         12.1 the Vendor is notified immediately the Company or the Purchaser becomes aware of the possible entitlement;

         12.2 before enforcing that Claim against the Vendor and subject to the Vendor indemnifying the Purchaser to its reasonable satisfaction against the costs incurred, all steps are taken which the Vendor requests to enforce the indemnity or right of recovery or (but only if the Vendor so chooses) the Vendor is permitted (whether before or after making payment of any Claim) to enforce the indemnity or right of recovery (in the name of the Company or other person entitled to do so) and is given all authorities and assistance as it may request to enable it to do so.

13. If the Company or the Purchaser becomes entitled to recover any sum from any person in respect of the subject matter of any Claim in respect of which the Vendor has made any payment to the Purchaser, the provisions of paragraph 12 of this Schedule shall apply mutatis mutandis to that entitlement and the Purchaser shall pay to the Vendor immediately the amount of the liability of the person (if any) is established or agreed (or permit the Vendor to retain) a sum equal to the lesser of:

         13.1 any amount the Company or the Purchaser is entitled to recover (net of all costs and expenses reasonably and properly incurred by it in pursuing the claim against the other person); and

         13.2    the amount paid by the Vendor in respect of the Claim.

14. The provisions of clauses 4 and 5 of the Tax Covenant shall apply mutatis mutandis in respect of a claim for breach of warranties 8 to 14 in Schedule 2 Part I of this Agreement.

15. Insofar as the payments made by the Vendor to the Purchaser in respect of Claims are less than the Consideration they shall constitute a repayment of and a reduction in the Consideration.

16. The Purchaser shall (at the Vendor's cost) take such action and give such information and assistance as the Vendor may by notice request to avoid, dispute, resist, appeal or compromise any Tax Claim including but not limited to:

         16.1 procuring the Company or the Purchaser to apply to postpone (so far as legally possible) the payment of any Tax;

         16.2 allowing the Vendor (at the Vendor's own expense) to conduct all proceedings of whatever nature arising in connection with the Tax Claim in question.

17. If the Vendor takes on or takes over the conduct of any proceedings, the Purchaser shall procure that the Company shall provide any information and assistance the Vendor may reasonably require in connection with the preparation for and conduct of those proceedings including but not limited to access to all documents, records and personnel relevant to those proceedings.

18. If any matter or circumstance which may give rise to a Claim comes to the attention of the Company or the Purchaser, the Purchaser shall (without prejudice to paragraph 8):

         18.1 ensure that no admission or liability or agreement or compromise in relation to the matter or circumstance is made without the written consent of the Vendor (not to be unreasonably withheld or delayed);

         18.2 give the professional advisers of the Vendor such access to the premises and personnel of the Company as it may request, and afford it any opportunity it requests to examine any relevant accounts, documents, records and other things in the possession or control of the Company

         18.3 before enforcing any Claim against the Vendor, take reasonable steps to avoid, dispute resist, appeal, compromise or defend any matter which may otherwise result in a Claim and give the Vendor all authorities and assistance as may be reasonably requested by the Vendor to enable it to do so.

19. The Purchaser shall not be at liberty to bring more than one Claim in respect of the same subject matter. Any liability of the Vendor in respect of a Warranty Claim shall be in satisfaction of its liability under any Indemnity Claim in respect of the same facts or circumstances and vice versa.

Signed by   /s/ Michael J. Lowell
            -------------------------
duly authorised on behalf of
the Vendor


Witness:  Peter White

Name:  Peter White

Address:  15 Heronsford
          Northampton
          WNY 9X9


Signed by    /s/ Chris Winn
             ------------------------
duly authorised on behalf of
the Purchaser

Witness:  R.S. Pawson

Name:  Bank Top House

Address:  Beech Tree Court
          Baildon, N York